Exhibit 99.1

CIRCOR’s Leslie Controls Subsidiary Files Pre-Negotiated Plan

To Permanently Resolve Asbestos Liability

•	Key plaintiff attorneys agree to support plan

•	Plan includes complete protection for CIRCOR from Leslie asbestos claims

•	Leslie to remain part of CIRCOR and continue business as usual during and after Chapter 11 process

•	524(g) trust to be established to pay all current and future Leslie asbestos claims

•	Plan will improve CIRCOR’s future profitability and cash flow

•	CIRCOR’s Q2 asbestos-related guidance assumptions revised to reflect net charges of $18.7 million

•	Company to host conference call at 9:00 a.m. (ET) today

Burlington, MA – July 12, 2010 – CIRCOR International, Inc. (NYSE: CIR) today announced a major development in its effort to stem mounting asbestos litigation costs and resolve asbestos liability claims at its Leslie Controls, Inc. subsidiary.

Leslie today filed a pre-negotiated plan of reorganization as a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court for the District of Delaware. Supported by a committee of attorneys representing current asbestos claimants and a proposed independent representative of future claimants, the plan is intended to permanently resolve Leslie’s asbestos liability through the creation of a trust pursuant to Section 524(g) of the U.S. Bankruptcy Code. All current and future asbestos claims against Leslie would be channeled to the trust for review and payment, thus providing both Leslie and CIRCOR with permanent court protection from such claims.

“Because we strongly believe that exposure to Leslie’s products has not caused any asbestos-related illness, our strategy has been to vigorously defend these claims,” said CIRCOR Chairman and Chief Executive Officer Bill Higgins. “However, the cost of this defense has exceeded the profits generated by Leslie’s operations, and we have been considering for some time a range of strategic alternatives that would enable us to permanently eliminate this expense and risk. Resolving Leslie’s asbestos liability through a pre-negotiated plan of reorganization accomplishes that aim, while preserving the value of a strong and viable business.”

“We believe that a 524(g) trust that equitably resolves all pending and future claims and provides CIRCOR with permanent protection from derivative claims is in the best interest of all our stakeholders, including CIRCOR’s shareholders and Leslie’s customers, suppliers and employees,” Higgins continued. “Unencumbered by financial and legal exposure to asbestos liability, Leslie will be positioned to grow and contribute to CIRCOR’s profitability and cash flow going forward.”

Leslie intends to conduct business as usual during the Chapter 11 process, which could be completed in as little as 120 days. Today’s filing stays all pending and future asbestos litigation against Leslie. As a result, Leslie expects that its cash from operations will be sufficient to satisfy all of its operating obligations during this period. In addition, debtor-in-possession financing has been arranged for Leslie if needed.

Key terms of the pre-negotiated plan are as follows:

•	Funding for the 524(g) trust will consist of a $75 million contribution by Leslie and CIRCOR together with a contribution of proceeds from Leslie’s remaining asbestos insurance assets;

•	A provision that permanently protects CIRCOR and its affiliates from future derivative claims associated with Leslie’s asbestos liability; and

•	Leslie will remain a subsidiary of CIRCOR during and after Chapter 11.

Key outcomes of the plan are as follows:

•	Leslie employees will not be adversely affected;

•	Leslie’s suppliers will continue to be paid in full; and

•	Leslie’s customer obligations will be honored in the ordinary course of business.

Because the plan has been pre-negotiated and is supported by many key members of the plaintiffs bar, Leslie is confident that the plan will obtain the required approval of 75 percent of current asbestos claimants. Leslie expects the solicitation process for formal approval of the plan to begin within approximately 30-45 days and to be completed within approximately 60-90 days. Once the plan is confirmed and affirmed by the courts and all other actions necessary to implement the plan are effected, Leslie and CIRCOR will fund the 524(g) trust and Leslie will emerge from bankruptcy.

For the year ended December 31, 2009, Leslie recorded $35.2 million in revenue, which represented approximately 5.5 percent of CIRCOR’s consolidated revenue of $642.6 million. Since 2002, Leslie has been named in an escalating number of asbestos-related personal injury claims. These claims relate primarily to the use of asbestos on U.S. Navy ships from the 1940s to the 1980s. The vast majority of asbestos on these ships was used as insulation material around piping, and was not specified, supplied or utilized by Leslie. While certain of Leslie’s products included asbestos-containing gaskets or packing supplied by third parties, any asbestos in these products was encapsulated inside the products and did not create any ambient exposure to asbestos particles. Therefore, Leslie strongly believes that exposure to its products has not caused asbestos- related illness to any person.

In connection with Leslie’s pre-negotiated Chapter 11 filing, CIRCOR expects to record an anticipated pretax charge of $27.2 million in the second quarter of 2010. In addition, net cost for asbestos litigation prior to the filing is expected to be $1.6 million. As a result, CIRCOR anticipates incurring a total of $28.8 million in pretax asbestos-related costs, $18.7 million after tax, during the second quarter of 2010. This compares with approximately $4.0 million in pretax asbestos-related costs, $2.6 million after tax, assumed in the second-quarter 2010 earnings guidance provided by CIRCOR on May 10, 2010.

Conference Call Information

CIRCOR International will hold a conference call to discuss this announcement today, July 12, 2010, at 9:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. For those unable to listen to the live call, the webcast will be archived on the CIRCOR website.

About Leslie Controls

Based in Tampa, Florida, Leslie Controls is a manufacturer of process control valves, severe service control valves, on-off valves, regulators, steam water heaters, actuators and controls.

Additional information about Leslie’s asbestos litigation can be found in CIRCOR’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009.

About CIRCOR International, Inc. CIRCOR International, Inc. provides valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems. The Company also plans to leverage its strong balance sheet to acquire complementary businesses.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by CIRCOR’s use of words such as “may,” “hope,” “will,” “should,” “could,” “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” or any other expressions that do not relate to historical matters. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond CIRCOR’s control. Such risks and uncertainties include, but are not limited to, those relating to Leslie’s ability to reach acceptable definitive agreements with asbestos claimants and other creditors, Leslie’s ability to obtain court approval for a proposed reorganization plan and its proposed debtor-in-possession financing, and unforeseen developments affecting Leslie’s ability to pay creditors in full, operate in the ordinary course and adequately fund a trust to resolve all pending and future asbestos claims. Actual events, performance or results may differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING CIRCOR, YOU ARE STRONGLY ADVISED TO READ THE SECTION ENTITLED “RISK FACTORS” IN CIRCOR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF CIRCOR’S WEBSITE AT WWW.CIRCOR.COM. CIRCOR undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200